                                                                   Exhibit 10.40
                                                                   -------------

                      SHARE AND ASSETS PURCHASE AGREEMENT

This Share and Assets Purchase Agreement (this "Agreement"), dated as of March 15 2000, (the "Effective Date"), is entered into by and among Electric Fuel Corporation, a company incorporated under the laws of Delaware, with principal offices at Western Industrial Zone, P.O. Box 641, Bet Shemesh 99000, Israel ("EFC"), Tadiran Limited, a company incorporated under the laws of the State of Israel, with principal offices at [_______] ("Seller"), Tadiran Batteries Limited, a company incorporated under the laws of the State of Israel, with principal offices at [_______] ("Tadiran") and Tadiran Electric Industries Corporation, a company incorporated under the laws of the State of [___], with principal offices at [_______] ("TEI").


WHEREAS the Seller is the owner of all the issued and outstanding share capital of Tadiran, and subject to the terms and conditions of this Agreement, EFC desires to purchase and the Seller desire to sell all of the issued and outstanding share capital of Tadiran held by the Seller; and

WHEREAS All of the marketing of Tadiran's products in the United States is conducted by TEI;

NOW, THEREFORE, the parties hereto agree as follows:

PURCHASE AND SALE OF TADIRAN'S ORDINARY SHARES; PURCHASE OF TEI'S CERTAIN ASSETS

Purchase and Sale of Shares: In accordance with the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), EFC will purchase from the Seller and the Seller will sell, assign, transfer, convey and deliver to EFC (the "Acquisition"), ______ Ordinary Shares of Tadiran, NIS__ par value per share (collectively the "Purchased Shares"), free and clear of all mortgages liens, charges, pledges, security interests, claims, encumbrances, third party rights or claims of any other kind whatsoever ("Liens"). The Purchased Shares comprise of 100% of the outstanding share capital of Tadiran.

Purchase and Sale of the TEI's certain assets. In addition to the purchase of the Purchased Shares, at the Closing TEI shall sell, assign, transfer, convey and deliver to EFC (or any other company identified by EFC) and EFC (or such other company) shall purchase all of TEI's assets, and assume certain liabilities (collectively, the "Certain Assets") which are used in or related to the marketing of Tadiran's products (the "Marketing Business"), as detailed in the list attached in Schedule 1.2 hereto. The Certain Assets include, without
                     ------------
limitation all of the inventory, customers, goodwill, liabilities and all employees employed by TEI in connection with the marketing of Tadiran's Products (the "Certain Employees"), who shall be employed by EFC (or any other company identified by EFC) following the Closing.

Consideration

In accordance with the terms and subject to the conditions set forth in this Agreement, and in consideration of the aforesaid sale of Purchased Shares and the Certain Assets, EFC will, at the Closing, issue, grant and deliver to the Seller 2,335,767 of EFC's Common Stock, $0.01 par value per share ("Common Stock"), as may be adjusted to reflect any stock dividend, stock split, consolidation, etc., prior to Closing (the "Acquisition Common Stock"). Out of the Acquisition Common Stock, 1,868,614 Common Stock are issued in consideration of the Purchased Shares and 467,153 Common

Stock are issued in consideration of the Certain Assets. The Seller shall have registration rights with respect to the Acquisition Common Stock (and additional shares which may be issued under Section 1.3.2 below) in accordance with the Registration Rights Agreement attached hereto as Schedule 1.3.1.
                                                 --------------

In the event that the average closing price of EFC's Common Stock on the Nasdaq National Market ("NASDAQ") for the 30 days ending on the day immediately preceding the first anniversary of the Closing (the "Acquisition Adjustment Price", and such 30 day period, the "Acquisition Adjustment Period") is below $17.125 (the "Reduced Price"), EFC shall issue to the Seller, for no additional consideration (the "Acquisition Adjustment"), additional Common Stock of EFC calculated in accordance with the following formula:

                      A = (40,000,000/B - 2,335,767) * C

                      Whereas:

                      A = number of additional Common Stock issued for no consideration under the Acquisition Adjustment;

                      B = the Reduced Price;

                      C = a fraction, the numerator of which is 2,335,767 minus the number of all Common Stock sold by the Seller until the first anniversary of the Closing and the denominator of which is 2,335,767;


          provided, however, that in no event shall EFC be required to issue
          --------  -------
          shares in excess of 583,941 additional shares of its Common Stock (as may be adjusted to reflect any stock dividend, stock split, consolidation, etc.) in satisfaction of its obligations under the Acquisition Adjustment (the effective price per each of the Common Stock purchased by the Seller hereunder after giving effect to the Acquisition Adjustment (if applicable) shall be referred to as the "Effective Price" and the total number of Common Stock issued to the Seller including Common Stock issued under the Acquisition Adjustment shall be referred to as the "Adjusted Acquisition Common Stock")

In the event that EFC is obligated to issue less than 583,941 shares of Common Stock in satisfaction of its obligations under the Acquisition Adjustment as set forth in Section 1.2.2 above, then the Seller shall have an option (the "Option"), exercisable immediately upon the conclusion of the Acquisition Adjustment Period and terminating at the close of business on the third day thereafter, to purchase up to such number of shares of EFC's Common Stock representing the difference between 583,941 multiplied by C (as defined in Section 1.3.2 above) and the number of Common Stock EFC is obligated to issue in satisfaction of its obligations under the Acquisition Adjustment. The exercise price per share for the Option shall be $US20.55 (all as may be adjusted to reflect any stock dividend, stock split, consolidation, etc.)

THE CLOSING

Closing Time, Date and Location: In accordance with the terms and subject to the conditions set forth in this Agreement, the closing of the Acquisition and the Investment contemplated by this Agreement (the "Closing") shall take place at the offices of Meitar, Liquornik, Geva & Co., 16 Abba Hillel Sil-ver Rd., Ramat-Gan, Israel, at 10:00 a.m., local time, on April 15, 2000 or other later date mutually agreed by the parties (the "Closing Date").

Deliveries at the Closing

At the Closing, the Seller will deliver or cause to be delivered to EFC: (i) a duly executed resolutions of its Board of Directors in the form reasonably acceptable to EFC, (ii) if required, a duly executed resolutions of the Seller's shareholders in the form reasonably acceptable to EFC, (iii) a validly executed share transfer deed representing all of the Purchased Shares as well as a share certificate representing all Purchased Shares, issued in the name of EFC, (iv) the opinion of counsel to the Seller, dated as of the Closing Date, in the form reasonably acceptable to EFC, and (v) the approvals, consents and permits required as specified in Section 6.2.

At the Closing, Tadiran will deliver or cause to be delivered to EFC (i) a duly executed resolutions of its Board of Directors in the form reasonably acceptable to EFC, (ii) a duly executed resolutions of the Tadiran's shareholders in the form reasonably acceptable to EFC, (iii) the opinion of counsel to Tadiran, dated as of the Closing Date, in the form reasonably acceptable to EFC; (iv) the resignations letters of all members of Tadiran's Board of Directors.

At the Closing, TEI will deliver or cause to be delivered to EFC (i) a duly executed resolutions of its Board of Directors in the form reasonably acceptable to EFC, (ii) a duly executed resolutions of the TEI's shareholders in the form reasonably acceptable to EFC, (iii) the opinion of counsel to TEI, dated as of the Closing Date, in the form reasonably acceptable to EFC,(iv) the consent of the Certain Employees to the employment by EFC following the Closing, and (v) the executed deed of assignment with respect to the Certain Assets in the form reasonably acceptable to EFC.

At the Closing, EFC will deliver or cause to be delivered to Seller (i) a duly executed resolutions of its Board of Directors in the form reasonably acceptable to Seller, and (ii) the opinion counsel to EFC, dated as of the Closing Date, in the form reasonably acceptable to Seller;

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND TADIRAN

     Each of Seller and Tadiran, jointly and severally, hereby represents and warrants to EFC that, as of the date hereof and as of the Closing Date, the following representations and warranties are true, accurate and complete in all respects and acknowledges that EFC is entering into this Agreement in reliance thereon.

Organization: Tadiran is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. Tadiran has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Tadiran has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted. Tadiran is not in any material default under any of such franchises, permits, licenses, or other similar authority.

Share Capital: The authorized share capital of Tadiran consists of _____ Ordinary Shares, of which _____ are issued and outstanding, all of which are held by the Seller. There is no other share capital and there are no other preemptive rights, contractual obligations, convertible securities, outstanding warrants, options, convertible securities or conversion loans or other rights to subscribe for purchase or acquire from Tadiran any securities of Tadiran. All issued and outstanding share capital of Tadiran is duly authorized, validly issued and outstanding, fully paid and non-assessable and free and clear of any Liens. The Purchased Shares, when transferred and delivered to EFC in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, rights of first refusal or any other third party rights. Tadiran's subsidiaries (the "Subsidiaries") are as detailed in Schedule 3.2.
               ------------

Authorization; Approvals: All corporate action on the part of Tadiran and the Seller necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement and for the authorization of the transfer of Purchased Shares have been (or will be) taken prior to the Closing. This Agreement constitutes a valid and binding obligation of Tadiran and the Seller, enforceable against them in accordance with its terms.

Financial Statements: Tadiran has furnished to EFC with Tadiran's consolidated audited financial statements as of and for the year ended December 31, 1999, which are attached hereto as Schedule 3.4 (the "Financial Statements"). The
                             ------------
Financial Statements were prepared on a consistent basis in accordance with Israeli generally accepted accounting principles ("Israeli GAAP"), and fairly represent the financial position of Tadiran as of the date thereof.

Undisclosed Liabilities: As of December 31, 1999, (i) Tadiran and the Subsidiaries have no liabilities, debts or obligations, whether accrued, absolute or contingent or otherwise, and whether due or to become due, other than those liabilities reflected or reserved against in the Financial Statements, and (ii) Tadiran and the Subsidiaries do not have any liability or obligation of any nature, which is not fully reflected or reserved against in the Financial Statements (or reflected in the notes thereto), except for commercial liabilities and obligations incurred in the ordinary course of business consistent with past practice. Prior to the Closing, Tadiran has paid in full (or made suitable provisions in its Financial Statements in accordance with Israeli GAAP) all payments relating to the employment of its current and past employees and does not owe any such employee any salaries or other related payments other then the applicable monthly payments.

Absence of Certain Changes or Events: since the Financial Statements, there has not been, with respect to each of Tadiran and the Subsidiaries, any (i) Material Adverse Effect (as defined below) on its business, operations and condition,
(ii) transactions not in the ordinary course of business, and (iii) sale, assignment, or transfer or encumbrance of any tangible or intangible asset, including any rights to Intellectual Property, except for sales, assignments, transfers and licenses in the ordinary course of business. The term "Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, condition (financial or otherwise), prospects or operating results.

Intellectual Property. Tadiran owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names and copyrights, all licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "Intellectual Property") used and deemed by Tadiran necessary for use in the conduct of its business as now conducted. Other than as set forth in Schedule 3.7, Tadiran is not obligated or under any
                     ------------
liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof, and Tadiran has not granted or agreed to grant to any third party any exclusive or perpetual rights relating to the Intellectual Property. The Intellectual Property of Tadiran is as detailed in Section 3.7 hereto. Any
                                                       -----------
and all Intellectual Property of any kind currently being developed or developed in the past by any employee or consultant of Tadiran while in the employ or engagement of Tadiran, is the sole property of Tadiran. Neither Tadiran nor the Seller have received notice of any asserted rights with respect to any of the Intellectual Property, and

Taxes. Tadiran and the Subsidiaries have accurately prepared and timely filed all income and payroll tax returns and filings that are required to be filed by them (the "Tax Returns") and have paid or made provision for the payment of all amounts due pursuant to such Tax Returns. None of the Tax Returns have been audited by any taxing authority and no deficiency assessment or proposed adjustment of income or payroll taxes of Tadiran and the Subsidiaries is pending and Tadiran has no knowledge of any proposed liability for any tax to be imposed. Other than as described in Schedule 3.8, Tadiran and the Subsidiaries
                                    ------------
are not currently liable for any tax (whether income tax, capital gains tax, or otherwise).

Contracts: Schedule 3.9 contains a list of all material contracts and agreements
           ------------
to which Tadiran is a party or by which its property is bound (the "Contracts"). All such Contracts are valid and enforceable in accordance with their respective terms. There are no agreements, promises or understandings in force restricting the competitive freedom of Tadiran to provide and receive goods and services from any person or entity. Tadiran has performed all of its material obligations under such Contracts.

Compliance with Laws: Tadiran and the Subsidiaries own and operate, and have owned and operated, their properties and assets, and carry on and conduct, their business materially in compliance with all applicable laws.

Litigation: (i) Other then as set forth in Schedule 3.11, no action, claim,
                                           -------------
charge, inquiry, proceeding or governmental inquiry or investigation is pending or, to the knowledge of the Seller and Tadiran, threatened against Tadiran and the Subsidiaries or any of its officers, directors or employees (in their capacity as such) or against any of their properties, assets or business before any court, arbitration board or tribunal or administrative or other governmental agency, and (ii) nor are Tadiran and the Seller aware that there is a basis for any such claim.

Brokers: No Agent, broker, investment banker, person or firm acting in a similar capacity is or will be entitled to any broker's or finder's fee in connection with this Agreement.

Environmental Matters. Other than as set forth in Schedule 3.13, neither the
                                                  -------------
business of Tadiran and the Subsidiaries nor any of the assets of Tadiran and the Subsidiaries violate any applicable law relating to the environment. No condition exists nor has any event occurred which would constitute a violation of any such law. Tadiran and the Subsidiaries have not stored or used any pollutants, contaminants, hazardous or toxic wastes or chemicals. Tadiran and the Subsidiaries have not received a notice or claim advising them that they are in violation of any environmental law.

Survival of representations. Without derogating from Section 10 hereof, each representation and warranty herein is made on the Effective Date of this Agreement and shall survive and remain in full force following the Closing for the following periods:

A. With respect to the representations detailed in Sections 3.1, 3.2, 3.3, 3.7 and 3.11(i), until the expiration of the statute of limitation applicable to claims by third parties in respect of the matter or matters which are the subject of said representations and warranties.

B. With respect to the representations detailed in Section 3.8, until March 31, 2002.

C. With respect to all other representations detailed in this Section 3 (including 3.11(ii)), until March 31, 2001.

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND TEI

Each of Seller and TEI, jointly and severally, hereby represents and warrants to EFC that, as of the date hereof and as of the Closing Date, the following representations and warranties are true, accurate and complete in all respects and acknowledges that EFC is entering into this Agreement in reliance thereon.


Authorization; Approvals: All corporate action on the part of TEI necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement and for the transfer of the Certain Assets have been (or will be) taken prior to the Closing. This Agreement constitutes a valid and binding obligation of TEI, enforceable against it in accordance with its terms.

Title to the Certain Assets; Encumbrances: TEI has good, valid and marketable title to the Certain Assets (real, personal and mixed), free and clear from any Lien. The Certain Assets constitute the entire assets and rights used by TEI in connection with the Marketing Business.

Contracts: The contracts which are part of the Certain Assets are as detailed in
Schedule 4.3. Other than as described in Schedule 4.3 all such contracts are
------------
valid and enforceable in accordance with their respective terms. TEI has performed all of its material obligations under such Contracts and is not aware that any other party is in material breach of any obligation under such contracts.

The transfer of the Certain Assets to Tadiran at the Closing shall not have a Material Adverse Effect on a consolidated basis on Tadiran following the Closing.

Other then the Certain Assets EFC does not assume any obligation or liability of TEI relating to its activities which are not part of the Marketing Business.

Each representation and warranty herein is made on the Effective Date of this Agreement and shall survive and remain in full force and effect until the expiration of the statute of limitation applicable to claims by third parties in respect of the matter or matters which are the subject of said representations and warranties.

REPRESENTATIONS AND WARRANTIES OF EFC

EFC hereby represents and warrants to the Seller and Tadiran, that the following is true and correct as of the date hereof, as follows:

It is a corporation duly organized and validly existing under the laws of Delaware, certain of its shares are traded on the NASDAQ and it has the right and corporate authority to enter into this Agreement, to issue, grant and deliver the Acquisition Common Stock;

SEC Filings. EFC's annual report on Form 10-K for its fiscal years ended December 31, 1998 and December 31, 1999 and EFC's periodic reports on Form 10-Q for the periods ending on March 31, 1999, June 30, 1999 and September 30, 1999, as submitted to the SEC, were, when submitted, materially true and correct, and did not omit to state any material fact required to be stated therein.

Since the December 31, 1999 financial statements of EFC, there has not been a Material Adverse Effect on the business, operations and condition of EFC.

The Acquisition Common Stock, when issued to the Seller, shall be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, rights of first refusal or any other third party rights.

COVENANTS OF THE PARTIES; FURTHER ACTIONS

Conduct of Business. During the period from the Effective Date to the Closing Date, Tadiran and the Seller will cause Tadiran to conduct Tadiran's business solely within the normal course of business and will not undertake any transaction nor incur any liability other than in the normal course of its business, consistent with past practices. In addition, TEI shall conduct the Marketing Business and manage the certain Assets solely within the normal course of business and will not undertake any transaction nor incur any liability other than in the normal course of its Marketing Business, consistent with past practices. Without derogating from the above, Tadiran shall, subject to applicable law, consult with EFC with respect to any material action of Tadiran and material action of TEI which is part of the Marketing Business prior to Closing.

Consents of Third Parties. The Seller shall use its respective best efforts to obtain at the earliest practicable date and prior to the Closing the approval and/or consent of the following entities to the transactions contemplated hereby: (i) the Israel Restrictive Trade Practices Authority, and (ii) Israeli Chief Scientist, (iii) Israeli Investment Center, and (iv) any other applicable approvals.

Access to Information. Tadiran shall permit EFC and its representatives and agents to have reasonable access during normal business hours to all of Tadiran's properties, books and records, as well as TEI's books and records (as long as such information is related to the Marketing Business or the Certain Assets).

Tadiran shall not issue any shares or any options, warrants or any other convertible security, and shall not effect any stock split, stock divided, recapitalization, etc.

Public Announcements. Following the signature of this Agreement the parties shall issue a mutually agreed press release.

No Solicitation. From the Effective Date until the Closing Date, the Seller and Tadiran will not, and will not permit their respective directors, officers, investment bankers and affiliates to, solicit or accept any inquiries or proposals that constitute, or could reasonably be expected to lead to, any merger, consolidation or similar transaction involving Tadiran.

At the Closing EFC or Tadiran and the Seller shall enter into a ten year sublease agreement (with one year notice of termination right by EFC or Tadiran) attached hereto as Schedule 6.7 (the "Sublease Agreement") for the sublease of
                   ------------
the premises currently used by Tadiran, in terms equal to the current sublease of such premises by Tadiran, and the Transfer of Building Agreement attached hereto as Schedule 6.7A which shall be attached to the Sublease Agreement.
          -------------

Following the Closing, EFC and its affiliates shall have the unlimited right to use the brand name "Tadiran" or any derivatives thereof in connection with its batteries activities or products, as well as all brand names owned or used by Tadiran prior to Closing. The Seller, Tadiran and their affiliates shall not have the right to use such brand names which are related to the batteries business following the Closing.

Following the date hereof, TEI will cooperate with EFC and use its best efforts to allow and persuade the Certain Employees to terminate their employment with TEI and to be employed by EFC, and shall be liable to all claims of the such Certain Employees related to their employment prior to the Closing. At EFC's request, TEI shall use its best efforts to transfer all accrued benefits with respect to the past employment of such Certain Employees to EFC, and following the completion of such transfer TEI shall not be liable to the past employment of such Employees.

CLOSING CONDITIONS

The obligations of EFC to effect the transactions contemplated hereby shall be subject to the fulfillment on or before the Closing Date of the following conditions, any one or more of which may be waived by EFC in its sole discretion.

Accuracy of Representations and Warranties. Each of the representations and warranties made by the Seller and Tadiran shall have been true, complete and accurate in all respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

Consents. All consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained prior to the Closing and shall be in full force and effect.

Documents. EFC shall have received all documents set forth in Section 2.2.1,
2.2.2 and 2.2.3.

Koor Industries Limited shall have completed an equity investment in EFC in accordance with the terms of the Share Purchase Agreement attached hereto as
Schedule 7.1.4 dated as of the date of this Agreement.

The Voting Rights Agreement attached hereto as Schedule 7.1.5 has been duly executed by all parties thereto.

The Tax Ruling (as defined in Section 7.2 below) obtained by the Seller is in form reasonably acceptable to EFC.

The obligations of the Seller and Tadiran to effect the transactions contemplated hereby shall be subject to the receipt by the Seller of confirmation of the Israeli Revenue Authorities (the "Tax Ruling") of deferral of tax upon sale of the Purchased Shares in form reasonably acceptable to the Seller.


FURTHER CONDITIONS

     Without derogating from Section 7 above, EFC shall have 10 days following the date hereof to (a) review the Schedules to this agreement to be provided by Tadiran following the signature hereof, and (b) conduct its due diligence with respect to Tadiran and the Certain Assets. If (i) the Schedules to this agreement shall contain details and facts reasonably unacceptable to EFC, or (ii) such due diligence discloses any information with respect to Tadiran or the Certain Assets not previously known to EFC which reasonably has or can be reasonably expected to have a Material Adverse Effect on Tadiran, EFC shall have the option of terminating this Agreement without any compensation to either party hereto.

Indemnification:

The Seller, with respect to the representations, warranties, covenants and undertakings provided by the Seller, Tadiran and TEI, hereby agree and undertake to indemnify, defend and hold harmless EFC, against all liability, loss, damage or injury and all, reasonable costs and expenses, including without limitation, interest, penalties, costs of preparation and investigation and the reasonable fees and expenses of attorneys, accountants and other professional advisers (collectively, "Losses"), suffered or incurred by EFC from or as a result of a breach of any representation, warranty or agreement of the Seller, Tadiran or TEI. Such indemnification shall not apply in respect of any Loss in the aggregate amount of less than US$100,000, and shall cover Losses in the following manner:

If the event that the average closing price (the "Closing Price") of EFC's Common Stock on NASDAQ for the 10 days ending on the day immediately preceding a "Certain Date" (as defined in Section 9.3 below) is equal to or higher than the Effective Price, the Seller shall indemnify EFC in cash with respect to all Losses up to a total amount of $US40,000,000.

If the event that the Closing Price immediately preceding a "Certain Date" (as defined in Section 9.3 below) is less than the Effective Price, the Seller shall indemnify EFC in cash or in Common Stock of EFC with respect to all Losses up total amount equal to the Closing Price multiplied by the Adjusted Acquisition Common Stock.

The term "Certain Date" shall be deemed to be the first date upon which any fact that would result in the obligation of the Seller to indemnify EFC under this
Section 9 becomes known to the public.

Anything herein to the contrary notwithstanding, in any event of indemnification pursuant to this Agreement by the Seller, the Seller agrees that it shall have no right of indemnity or contribution from Tadiran.

Without derogating from the above, the Seller shall not be liable to indemnify EFC against:

Losses that suitable provision is made in respect thereof in the Financial Statements.

Losses as a result of or attributable to a change in the accounting policies of Tadiran introduced or having effect after the Closing Date.

Losses covered under Tadiran's applicable insurance policies (EFC shall procure that Tadiran shall take reasonable steps to enforce such recovery under such policies).

Promptly after receipt by EFC of commencement of action, proceeding or investigation in respect of which indemnify may be sought, EFC (the "Indemnitee") shall inform the Seller (the "Indemnitor") which shall be entitled to assume the defense of the Indemnitee with counsel reasonably satisfactory to the Indemnitee and the fees and expanses of such counsel shall be at the sole cost and expanse of the Indemnitor. The Indemnitee shall cooperate with the Indemnitor in the defense. The Indemnitor shall not be liable for a settlement by the Indemnitee effected without its consent, which consent shall not be unreasonably withheld.

LIABILITY OF SELLER FOR PAST ENVIRONMENTAL RELATED CLAIMS

     Notwithstanding anything else to the contrary in this Agreement, the Seller acknowledges, undertakes and agrees that any and all liability related to personal damage or injury arising from or related to third party environmental related claims, which are related to the conduct of Tadiran's business prior to the Closing hereunder (such as, without limiting the generality of the above, claims relating to the Cadmium and Alkaline batteries produced or sold by Tadiran), and including all such personal injury or damage environmental related claims as may be detailed in
     Schedule 3.11 (collectively, the "Environmental Claims"), shall be borne solely by the Seller, and EFC shall not be liable to any such Environmental Claims. Therefore, the Seller undertakes for an indefinite period of time to fully indemnify in cash EFC against any and all Environmental Claims if such claims are brought against EFC. If an Environmental Claim is brought against EFC the provisions of Section 9.5 shall also apply to such Environmental Claim.

TERMINATION

This Agreement may be terminated without liability at any time prior to the Closing by:

Mutual consent of the Seller and EFC.

Either the Seller or EFC, if the Closing shall not have occurred on or before 4 months as of the date hereof.

Either the EFC or the Seller, if any court of competent jurisdiction or other competent governmental entity shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

MISCELLANEOUS PROVISIONS

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given at delivery, if delivered personally, or four (4) business days following it being sent, if sent by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

          EFC: Yehuda Harats, Electric Fuel Ltd., Western Industrial Zone, P.O. Box 641, Bet Shemesh 99000, Israel, with a copy to Dan Geva or Raanan Lerner, Adv., Meitar, Liquornik, Geva & Co., 16 Abba Hillel Silver Road, Ramat Gan 52506, Israel.


          Tadiran:___________________________

          TEI:_______________________________

          The Seller:________________________

Expenses. All costs and expenses incurred by Seller and Tadiran in connection with this Agreement and the transactions contemplated hereby shall be paid by the Seller and all such costs by EFC shall be paid by EFC.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to the provisions thereof relating to conflicts of law.


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                                      -11-


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


________________     ________________     _______________    _________________
 Electric Fuel       Tadiran Electric     Tadiran Limited    Tadiran Batteries
 Corporation            Industries
                        Corporation

By: /s/                 By:________       By:____________    By:______________
    ------------